For Ministry Use Only
A l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la compagnie en Ontario

51816

Ministry of Consumer and Commercial Relations
Ontario

Ministère de la Consommation et du Commerce

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

APRIL 9 AVRIL, 1987

Controller of Records
Companies Branch

Contrôleur des Dossiers
Direction des Compagnies

TRANS CODE
C

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

Form 3
Business Corporations Act, 1982

Formule numéro 3
Loi de 1982 sur les compagnies

1. The present name of the corporation is: *Dénomination sociale actuelle de la compagnie:*

CONSOLIDATED GRANDVIEW INC.

2. The name of the corporation is changed to (if applicable): *Nouvelle dénomination sociale de la compagnie (s'il y a lieu):*

3. Date of incorporation/amalgamation: *Date de la constitution ou de la fusion:*

23 November, 1945
(Day, Month, Year)
(jour, mois, année)

4. The articles of the corporation are amended as follows: *Les statuts de la compagnie sont modifiés de la façon suivante:*

See attached page 1A.

A. The authorized number of directors of the Corporation is hereby changed from five (5) directors to a minimum of three (3) and a maximum of ten (10) directors.

B. The authorized capital of the Corporation is hereby increased as and to the extent requisite so that any fixed or specified number of shares of each class of shares in the capital of the Corporation which is presently authorized is hereby increased to an unlimited number of shares of such class.

C. Paragraph (b) of the articles of amendment of the Corporation dated September 22, 1983, be amended to include the following paragraph:

"11. For each five (5) Preference Shares held the holder may at his option convert such five (5) Preference Shares into one (1) common share but in no event shall the five hundred thousand 500,000 Preference Shares be converted into more than one hundred thousand (100,000) common shares."

5. The amendment has been duly authorized as required by Sections 167 and 169 (as applicable) of the Business Corporations Act.

La modification a été dûment autorisée conformément à l'article 167 et, s'il y a lieu, à l'article 169 de la Loi sur les compagnies.

6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

Les actionnaires ou les administrateurs (le cas échéant) de la compagnie ont approuvé la résolution autorisant la modification

19 February, 1987
(Day, Month, Year)
(jour, mois, année)

These articles are signed in duplicate.

Les présents statuts sont signés en double exemplaire.

CONSOLIDATED GRANDVIEW INC.
(Name of Corporation)
(Dénomination sociale de la compagnie)

By/*Par*: [signature]
(Signature)
(Signature)
(Description of Office)
(Fonction)

Gerald Baxter - President